Exhibit 10.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of July 10, 2023, by and among Aceragen, Inc., a Delaware corporation (together with its subsidiaries, “Aceragen”) and [●], a stockholder of Aceragen listed on Schedule A hereto (the “Securityholder”).

RECITALS:

A.            The Securityholder owns beneficially and of record the shares of capital stock set forth opposite Securityholder’s name on Schedule A hereto (such shares of capital stock, together with any other shares of capital stock of Aceragen acquired by Securityholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Securities”). For purposes of this Agreement, the term “beneficially own” or “beneficial ownership” has the meaning assigned to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

B.            Aceragen does not have the capital or resources to satisfy all of the obligations necessary to continue operating its business in the ordinary course.

C.            Aceragen’s board of directors (the “Board”) has determined that it is in the best interests of Aceragen and its stockholders to (i) effect a transfer and assignment of substantially all of the assets of Aceragen (the “Assignment”) to an assignee for the benefit of creditors (the “Assignee”) pursuant to an assignment agreement (the “ABC Agreement”) and (ii) ensure that a verified petition for recognition of such assignment for the benefit of creditors has been filed in the Delaware Court of Chancery (the “ABC Proceeding”), after having obtained approval from the stockholders of Aceragen with respect to the Assignment, consistent with applicable law.

D.            In order to facilitate the Assignment and prepare for the commencement of the ABC Proceeding, Securityholder, solely in Securityholder’s capacity as holder of the Subject Securities, desires to enter into this Agreement and agrees to be bound hereby.

NOW THEREFORE, in consideration of the promises and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Agreement to Vote Shares. At any meeting of stockholders of Aceragen or at any adjournment or postponement thereof that may take place between now and the date that is twelve (12) months from the date hereof (the “Agreement Period”), in any action by written consent, or in any other circumstances upon which Securityholder’s support, vote, consent, or other approval is sought during such period, relating to any or all of the ABC Agreement, the Assignment, and the ABC Proceeding, Securityholder shall vote (or cause to be voted), as applicable, all of the Subject Securities that are then entitled to be voted (i) in favor of any proposal, resolutions, or agreement in support of Aceragen effecting the Assignment and/or entering into the ABC Agreement and consummating the ABC Proceeding and (ii) against any proposal, amendment, matter or agreement that would in any manner impede, frustrate, prevent or nullify any of the foregoing.

2.            Irrevocable Proxy. Securityholder hereby appoints Aceragen and any designee of Aceragen, and each of them individually, until the end of the Agreement Period (at which time this proxy shall automatically be revoked), as its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Agreement Period with respect to the Subject Securities if, and only if, the Securityholder fails to vote or attempts to vote (whether by proxy, in person or by written consent) in a manner inconsistent with Section 1. This proxy and power of attorney is given to secure the performance of the duties of Securityholder under this Agreement. Securityholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Securityholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by the Securityholder with respect to the Subject Securities. Securityholder agrees not to give any subsequent proxy or power of attorney (and if given, it will not be effective) or enter into any other voting agreement with respect to the Subject Securities in regard to any matter set forth in Section 1.

3.            Public Disclosure; Confidentiality.

(a)            The Securityholder understands that it may be the recipient of confidential information of Aceragen (“Confidential Information”) during the term of this Agreement and that such information may contain or constitute material non-public information concerning Aceragen. The Securityholder acknowledges that trading in the securities of any party to this Agreement while in possession of material nonpublic information or communicating that information to any other natural person, corporation, trust, joint venture, association, unincorporated organization, cooperative, company, partnership, trust, limited liability company, government (domestic or foreign), and any agency or instrumentality thereof, or any other entity recognized by law (any of which, a “Person”) who trades in such securities could subject the applicable party to liability under the U.S. federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder. The Securityholder agrees that it and its Affiliates will not disclose Confidential Information in its possession, nor will it trade in the securities of Aceragen while in possession of material nonpublic information or at all until the Securityholder and its Affiliates can do so in compliance with all applicable laws and without breach of this Agreement. For the purposes of this Agreement, the term “Affiliate” shall mean any Person who, directly or indirectly, controls, is controlled by or is under common control with the Securityholder.

(b)            If the Securityholder is required to disclose any Confidential Information by legal process, the Securityholder shall: (a) take reasonable steps to preserve the privileged nature and confidentiality of the Confidential Information, including requesting that the Confidential Information not be disclosed to non-parties or the public; (b) give Aceragen prompt prior written notice of such request or requirement so that Aceragen may seek an appropriate protective order or other remedy; and (c) cooperate with Aceragen (at Aceragen’s expense) to obtain such protective order. In the event that such protective order or other remedy is not obtained, the Securityholder (or such other Persons to whom such request is directed) will furnish only that portion of the Confidential Information which, on the advice of the Securityholder’s counsel, is legally required to be disclosed and, upon Aceragen’s request, use its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.

4.            Representations and Warranties of Securityholder. Securityholder hereby represents and warrants as follows:

(a)            Securityholder (i) is the record and beneficial owner of the Subject Securities, free and clear of any liens, adverse claims, charges, or other encumbrances of any nature whatsoever (other than pursuant to (x) restrictions on transfer under applicable securities laws, or (y) this Agreement), and (ii) does not beneficially own any securities of Aceragen (including options, warrants or convertible securities) other than the Subject Securities.

(b)            Except with respect to obligations under Aceragen’s Bylaws, Securityholder has the sole right to vote (or cause to vote) and to direct (or cause to direct) the voting of the Subject Securities, and none of the Subject Securities are subject to any voting trust or other agreement, arrangement or restriction with respect to the transfer or the voting of the Subject Securities (other than restrictions on transfer under applicable securities laws), except as set forth in this Agreement.

(c)            Securityholder, if not a natural person: (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery by Securityholder of this Agreement, the consummation by Securityholder of the transactions contemplated hereby and the compliance by Securityholder with the provisions hereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of Securityholder, and no other corporate, company, partnership or other proceedings on the part of Securityholder are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof.

(d)            This Agreement has been duly executed and delivered by Securityholder, constitutes a valid and binding obligation of Securityholder and, assuming due authorization, execution and delivery by the other parties thereto, is enforceable against Securityholder in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

(e)            The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in (i) any violation or breach of, or default (with or without notice or lapse of time, or both) under, any provision of the organizational documents of Securityholder, if applicable, (ii) any material violation or breach of, or default (with or without notice or lapse of time, or both) under any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Securityholder or its properties or assets, or (iii) any material violation or breach of, or default (with or without notice or lapse of time, or both) under any material contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Securityholder is a party or by which Securityholder or Securityholder’s assets are bound.

5.            Termination. This Agreement shall terminate automatically upon the initiation of the ABC Proceeding; provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to such termination.

6.            Successors, Assigns and Transferees Bound. Without limiting Section 1 or Section 2 hereof in any way, Securityholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Securities from the date hereof through the termination of this Agreement and shall, to the extent permitted by applicable laws, be binding upon any Person to which legal or beneficial ownership of the Subject Securities shall pass, whether by operation of law or otherwise, including Securityholder’s heirs, guardians, administrators or successors, and Securityholder further agrees to take all reasonable actions necessary to effectuate the foregoing.

7.            Deposit. Securityholder shall cause a counterpart of this Agreement to be deposited, in electronic or physical form, with Aceragen at its principal place of business or registered office where it shall be subject to the same right of examination by any stockholder, in person or by agent or attorney, as are the books and records of Aceragen.

8.            Legends. Each certificate, instrument, or book entry representing the Subject Securities shall be notated by Aceragen with a legend reading substantially as follows:

“The Shares REPRESENTED hereby are subject to a Voting Agreement (including an irrevocable proxy), AS MAY BE AMENDED FROM TIME TO TIME. a copy of the voting agreement may be obtained upon written request from ACERAGEN, INC. by accepting any interest in such Shares, the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of such Voting Agreement.”

Aceragen, by its execution of this Agreement, agrees that it will cause the certificates instruments, or book entry evidencing the Subject Securities to be notated with the legend required by this Section 8, and it shall supply, free of charge, a copy of this Agreement to any holder of such Subject Securities upon written request from such holder to Aceragen at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Subject Securities to be notated with the legend required by this Section 8 and/or the failure of Aceragen to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

9.            Remedies. Securityholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause Aceragen irreparable harm. Accordingly, Securityholder agrees that in the event of any breach or threatened breach of this Agreement, Aceragen, in addition to any other remedies at law or in equity each may have, shall be entitled to seek immediate equitable relief, including injunctive relief and specific performance, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

10.            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or if sent by United States certified mail, return receipt requested, postage prepaid, shall be deemed duly given on delivery by United States Postal Service, or if sent by e-mail or receipted overnight courier services shall be deemed duly given on the Business Day received if received prior to 5:00 p.m. local time or on the following Business Day if received after 5:00 p.m. local time or on a non-Business Day, addressed to the respective parties as follows:

(i)	if to Aceragen, to:

Aceragen, Inc.

505 Eagleview Boulevard

Suite 212

Exton, PA 19341

Attention: John Taylor

(ii)	if to Securityholder, to the address set forth on Schedule A hereto.

11.            Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, each party hereby waives any provision of law that renders any such provision prohibited or unenforceable in any respect.

12.            Entire Agreement/Amendment. This Agreement represent the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed and delivered by the parties hereto.

13.            Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to its choice of law rules. Each party agrees that any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in the Court of Chancery of the State of Delaware or any federal court of competent jurisdiction in the State of Delaware. Each of the parties consents to service of process in any such proceeding in any manner permitted by the laws of the State of Delaware, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10 of this Agreement is reasonably calculated to give actual notice. Each party waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in such courts, any claim that such party is not subject personally to the jurisdiction of such courts, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such courts. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

14.            Counterparts. This Agreement may be executed by delivery of electronic signatures and in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

[SIGNATURE PAGES FOLLOW]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Aceragen, Inc.

By:
Name:	John Taylor
Title:	President and CEO

Securityholder

By:
Name:

SCHEDULE A

Name and Address of Securityholder	Number and Class of Subject Securities
[Name] [Address]	[●]